EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned, Chief Executive Officer and Chief Financial Officer of Neff Corp. (the “Company”), each hereby certifies, pursuant to, 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes Oxley Act of 2002 that, to their knowledge:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 29, 2007

/s/ GRAHAM HOOD
Graham Hood Chief Executive Officer

/s/ MARK IRION
Mark Irion Chief Financial Officer